Exhibit 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Dal-Tile International Inc. for the registration of 7,822,322 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1998, with respect to the consolidated financial statements of Dal-Tile International Inc., included in its Form 10-K and Form 10-K/A for the year ended January 2, 1998.

                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP
Dallas, Texas
November 6, 1998